UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

REKOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7172 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 18, 2021, Rekor Systems, Inc. (the “Company”) completed its previously announced acquisition of Waycare Technologies Ltd. (“Waycare”) pursuant to that certain share purchase agreement (the “Purchase Agreement”) by and among the Company, Waycare, the sellers of Waycare named in the Purchase Agreement (the “Sellers”), and Shareholder Representative Services LLC, solely in its capacity as the representative of the Sellers, pursuant to which the Company acquired 100% of the issued and outstanding capital stock of Waycare from the Sellers.

The aggregate purchase price for the shares of Waycare was approximately $61 million, less the amount of Waycare’s debt and certain transaction expenses and subject to a customary working capital adjustment. The purchase price is comprised of approximately $40.7 million in cash and 2.8 million shares of the Company’s common stock, par value $0.0001 (“Common Stock”), based on a volume weighted average trading price of the Common Stock over a five consecutive trading day period prior to the date of the Purchase Agreement, which was $7.286 (the “Per Share Consideration”). Additionally, following the closing the Company will reserve for Waycare’s continuing employees an aggregate of 686,248 restricted stock units, to be issued pursuant to the terms of the Company’s 2017 Equity Award Plan, which amount represents $5 million in value based on the Per Share Consideration (the “Waycare Continuing Employee RSU Pool”). The restricted stock units in the Waycare Continuing Employee RSU Pool will be subject to customary vesting schedules and are intended to incentivize the continued performance of Waycare’s employees. As a result of the transaction, Waycare is a wholly-owned subsidiary of the Company.

The Purchase Agreement contains certain customary representations, warranties and covenants, including representations and warranties by the Sellers with respect to Waycare’s business, operations and financial condition. The Purchase Agreement also includes post-closing covenants relating to the confidentiality and employee non-solicitation obligations of certain Sellers, and the agreement of certain Sellers not to compete with the business of Waycare following the closing of the transaction.

Subject to certain limitations, each of the parties will be indemnified for damages resulting from third party claims and breaches of the parties’ respective representations, warranties and covenants in the Purchase Agreement.

The foregoing discussion of the Purchase Agreement does not purport to be complete and is qualified by reference to the full text of the Purchase Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2021 and is incorporated herein by reference.

On August 19, 2021, the Company issued a press release announcing the closing of the acquisition. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18 2021, in connection with the closing of the acquisition of Waycare, the Company publicly announced the appointment of Noam Maital, age 34, to serve as Chief Executive Officer of Waycare, the Company’s wholly-owned subsidiary. On August 18, 2021, Mr. Maital entered into an employment agreement with the Company (the “Maital Employment Agreement”).

Prior to the closing of the acquisition, Mr. Maital served as the Chief Financial Officer and a Co-Founder of Waycare. Prior to Waycare, Mr. Maital led global strategy projects in technology implementation, growth strategy, and financial due diligence. He holds a BSc, Summa Cum Laude, from Babson College with a dual degree in Economics and Strategic Management. Prior to his studies, Mr. Maital served as a First Sergeant in the Israeli Special Forces.

The Maital Employment Agreement provides for an initial three-year term, subject to automatic extension. Mr. Maital will receive an annual base salary of $300,000, and will be eligible for a bonus as determined by the Board of Directors of the Company (the “Board”) in its sole discretion. Mr. Maital is eligible to receive two times his base salary then in effect if his employment with the Company is terminated within 120 days of a change of control (as such term is defined in the Maital Employment Agreement). Mr. Maital s eligible for benefits available to management employees generally, as outlined in the Company’s annual proxy statement filed with the Securities Exchange Commission (“SEC”) on August 3, 2021. Following the Company's 2021 annual meeting of stockholders to be held on September 14, 2021, Mr. Maital will be granted 255,284 restricted stock units from the Waycare Continuing Employee RSU Pool, representing a value of $1,860,000 based on the Per Share Consideration, which will be issued pursuant to the Company’s 2017 Equity Award Plan, and will vest in three equal annual installments on the first (August 18, 2022), second (August 18, 2023), and third (August 18, 2024) anniversaries of the grant date.

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There is no arrangement or understanding between Mr. Maital and any other person pursuant to which Mr. Maital is to be selected as an officer of the Company or its wholly owned subsidiary, Waycare, that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Maital and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Maital is also not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Maital Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Maital Employment Agreement attached as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K by amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K by amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(d) Exhibits

Exhibit No.	Description

10.1*
Share Purchase Agreement, dated August 6, 2021, by and among Rekor Systems, Inc., Waycare Technologies Ltd, the sellers named therein, and Shareholder Representative Services LLC, solely in its capacity as the representative of the sellers (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Rekor Systems, Inc. with the Securities and Exchange Commission on August 6, 2016).

10.2	Employment Agreement with Noam Maital dated August 18, 2021.
99.1	Press Release issued on August 19, 2021.

* Rekor Systems, Inc. has omitted certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: August 19, 2021	/s/ Robert A. Berman
Name: Robert A. Berman Title: President and Chief Executive Officer

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